UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

 Filed by the Registrant ☑
 Filed by a Party other than the Registrant ☐

 Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARMOUR RESIDENTIAL REIT, INC.

 (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

October 4, 2011

Dear Stockholder:

We previously mailed you proxy materials for the Special Meeting of the Stockholders of ARMOUR Residential REIT, Inc. to be held on November 1, 2011.

According to our records, we have not yet received your vote.  The Special Meeting is now only a short time away.  It is important  that you sign and return your proxy as soon as possible in order to ensure that your shares will be represented and voted at the meeting accordingly.  If you hold your shares in the name of a brokerage firm, your broker cannot vote on this proposal unless they receive specific instructions from you.

The Board of Directors of ARMOUR Residential REIT, Inc. recommends that you vote FOR proposal 1.

If your proxy material has been misplaced, a duplicate Voting Instruction Form and return envelope is enclosed.

Please sign and date the enclosed Voting Instruction Form (or follow the telephone and internet instructions on the Voting Instruction Form).  In the event that two Voting Instructions Forms are received from you, the one bearing the latest date will be counted, as it automatically revokes all prior proxy votes received.

On behalf of the Board of Directors, I extend our appreciation for your continued support.

Sincerely,

/s/ Scott J. Ulm
Scott J. Ulm
Co-Chief Executive Officer and Vice Chairman

3001 Ocean Drive, Suite 201 Vero Beach, FL 32963
Office - 772-617-4340     Fax - 561-348-2408